Exhibit 10.30

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) to the Asset Purchase Agreement is made as of this 31st day of March, 2006, by and among DATREK PROFESSIONAL BAGS, INC., a Florida corporation, formerly known as Datrek Acquisition, Inc. (“Buyer”), RYAN HOLDINGS, INC., a Tennessee corporation, formerly known as Datrek Professional Bags, Inc. (“Seller”) and DENNIS AND DEBORAH RYAN (“Ryans” and together with the Seller, the “Seller Responsible Parties”).

RECITALS

WHEREAS, the Buyer and the Seller Responsible Parties entered into that certain Asset Purchase Agreement, dated as of October 15, 2004 (the “Purchase Agreement”);

WHEREAS, Datrek Miller International, Inc., the parent of the Buyer (“DMI”), entered into that certain Distribution Agreement with Wilson Sporting Goods Co. (“Wilson”), dated August 24, 2005 (the “Wilson Distribution Agreement”); and

WHEREAS, the Buyer and the Seller Responsible Parties desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

AGREEMENT

1. Certain Contingent Payments. A new Section 1.8(a)(iii) shall be added to the Purchase Agreement as follows:

(iii) A “NFL Bags” Contingent Payment shall be due to the Seller with respect to sales of golf bags by Buyer bearing the Wilson and NFL trademarks under the Wilson Distribution Agreement in an amount equal to $1.25 per golf bag sold to a customer of the Buyer solely during the period commencing on October 1, 2005 through September 30, 2008. Any such NFL Bags Contingent Payment made under this subsection (iii) shall apply against the Contingent Payment Cap set forth in Section 1.8(a), above. No Contingent Payment shall be made with respect to any further extensions, amendments or modifications to the Wilson Distribution Agreement or any other agreement with Wilson except that certain Supply Agreement dated January 1, 2004.

2. Miscellaneous.

(a) The Purchase Agreement is reaffirmed and ratified in all respects, except as expressly provided herein.

(b) In the event of any conflict between the terms or provisions of this Amendment and the Purchase Agreement, then this Amendment shall prevail in all respects. Otherwise, the provisions of the Purchase Agreement shall remain in full force and effect.

(c) Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the Purchase Agreement.

(d) The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BUYER: Datrek Professional Bags, Inc.

By:	/s/ Michael S. Hedge
Michael S. Hedge Chief Executive Officer

SELLER RESPONSIBLE PARTIES: Ryan Holdings, Inc.

By:	/s/ Deborah Ryan
Deborah Ryan President

/s/ Dennis Ryan
Dennis Ryan

/s/ Deborah Ryan
Deborah Ryan

JOINDER

Datrek Miller International, Inc. covenants that it shall be bound by the terms and conditions contained in this Amendment.

By:	/s/ Michael S. Hedge
Michael S. Hedge Chief Executive Officer

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